Exhibit 99.1

PRESS RELEASE

Date: March 7, 2025

Cadiz Inc. Announces $20 Million
Registered Direct Offering

LOS ANGELES, CA 03/7/25 /PRNewswire/ – Cadiz Inc. (NASDAQ: CDZI / CDZIP) (the “Company”), a California water solutions company, today announced that it has entered into a placement agent agreement for the purchase and sale of an aggregate of 5,715,000 shares of its common stock in a registered direct offering (the “Offering”) at a price of $3.50 per share. The aggregate gross proceeds to the Company from the Offering are expected to be approximately $20 million, before deducting the placement agent’s fees and other offering expenses payable by the Company.

The Offering is expected to close with institutional investors on or about March 10, 2025, subject to satisfaction of customary closing conditions.

The Company intends to use the net proceeds from the Offering for capital and other expenses related to the development and construction of its groundwater banking project in the Mojave Desert (the “Mojave Groundwater Bank”), which may include acquisition of equipment and materials intended to be used in construction of facilities related to its northern and/or southern pipeline, which the Company expects to begin in 2025. Net proceeds from the Offering may also be used for the equipment and materials related to wellfield infrastructure on land owned by the Company and its subsidiaries, business development activities, other capital expenditures, working capital, the expansion of the business and acquisitions and general corporate purposes. The Company expects that expenses advanced by it related to the Mojave Groundwater Bank for which the net proceeds may be used will be reimbursed to the Company upon the closing of the expected project financing of the Mojave Groundwater Bank through Mojave Groundwater Storage Company, LLC (“MGSC”), a new entity established by the Company for purposes of construction, ownership, and operation of the Mojave Groundwater Bank and related projects.

Roth Capital Partners, LLC is acting as the exclusive placement agent in the registered direct offering.

The securities described above were offered pursuant to a shelf registration statement on Form S-3, including a base prospectus, that was initially filed by the Company on August 13, 2024 with the Securities and Exchange Commission (the “SEC”) and declared effective on August 22, 2024. A final prospectus supplement and accompanying prospectus relating to the offering will be filed with the SEC and will be available for free on the SEC’s website located at http://www.sec.gov.

Copies of the final prospectus supplement and accompanying prospectus relating to the offering may be obtained, when available, from: Roth Capital Partners, LLC, 888 San Clemente Drive, Suite 400, Newport Beach, CA 92660, (800) 678-9147, email at rothecm@roth.com., or by accessing the SEC’s website at www.sec.gov.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

About Cadiz, Inc.

Founded in 1983, Cadiz, Inc. (NASDAQ: CDZI) is a California water solutions company dedicated to providing access to clean, reliable and affordable water for people through a unique combination of water supply, storage, pipeline and treatment solutions. With 45,000 acres of land in California, 2.5 million acre-feet of water supply, 220 miles of pipeline assets and the most cost-effective water treatment filtration technology in the industry, Cadiz offers a full suite of solutions to address the impacts of climate change on clean water access. For more information, please visit https://www.cadizinc.com.

Contact

Cadiz, Inc.

Courtney Degener

cdegener@cadizinc.com

213-271-1603

Forward-Looking Statements

This release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and such forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, without limitation, statements related to the Company’s intended use of proceeds, the expected completion of financing of the Mojave Groundwater Bank through MGSC, and the expected reimbursement of expenses advanced by the Company in connection with the development of the Mojave Groundwater Bank. No assurance can be given that the proceeds will be used as currently intended or that financing of the Mojave Groundwater Bank through MGSC will be completed as planned or that we will be reimbursed for expenses advanced in connection with this project. Management believes that these forward-looking statements are reasonable as and when made. However, such forward-looking statements are subject to risks and uncertainties, and actual results may differ materially from any future results expressed or implied by the forward-looking statements. Risks and uncertainties include, without limitation, risks and uncertainties associated with the Company’s business and finances in general, as well as other risk factors described from time to time in the Company’s filings with the SEC, including its Annual Report on Form 10-K for the year ended December 31, 2023, and subsequent filings. In light of the significant uncertainties in these forward-looking statements, you should not rely upon forward-looking statements as predictions of future events. The Company undertakes no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise, except as required by law.